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                                                                    Exhibit 10.4


                                  FORTIS, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
            (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2000)

                           ARTICLE ONE - INTRODUCTION

      Effective January 1, 1990, the Board of Directors of Fortis, Inc. ("Fortis" or the "Company") established the Fortis, Inc. Supplemental Executive Retirement Plan (the "Plan") as a nonqualified, unfunded supplemental retirement plan for certain executives of Fortis and its subsidiaries. The Plan has been amended from time to time. Effective as of January 1, 2000, the Plan is continued in an amended and restated form as set forth in this document.

                            ARTICLE TWO - DEFINITIONS

      Actuarial Equivalent. Except for determining the amount of benefits payable hereunder in a single lump sum, Actuarial Equivalent shall mean an actuarial conversion using the 1983 Group Annuity Mortality table, and a seven percent (7%) interest per annum assumption. To determine the amount of benefits payable hereunder in a single lump sum, this Plan shall follow the methodology used from time to time by the Fortis, Inc. Employees' Uniform Retirement Plan to compute the amount of single lump sum payments; and if such Plan or such lump sum methodology ceases to exist (as determined by the Committee), then single lump sum payments shall be calculated using the actuarial assumptions stated in the first sentence of this definition.

      Adverse Change of Circumstance. If a Change in Control occurs with respect to Fortis under Sections 9.01(ii), (iii), or (iv), then a Participant shall be deemed to have had an Adverse Change of Circumstance if (i) he was employed by Fortis or any Division immediately prior to a Change in Control; and (ii) after such Change in Control of Fortis as described in Section 9.01, (x) the Participant's employment with Fortis and all of its subsidiaries is terminated by Fortis without Cause; or (y) the Participant terminates employment voluntarily with Fortis and all of its subsidiaries for Good Reason..

      If a Division has a Change in Control as defined in Section 9.01(i), then a Participant employed by such Division immediately prior to the Change in Control has an Adverse Change in Circumstances if either (i) the Person who acquired the Division does not make an offer of employment to such Participant which includes a position, compensation and employment location that are consistent with the requirements of clauses (i), (ii) and (iii) set out at the beginning of definition of Good Reason in this Plan; or (ii) such Participant is offered employment by such Person on terms described in clause (i) of this paragraph, but within two (2) years following such Change in Control (x) the Participant's employment with such Person and all of its affiliates is terminated by such Person without Cause; or (y) the Participant terminates employment voluntarily with such Person and all of its affiliates for Good Reason.
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      Any termination for Cause, or by the Participant for Good Reason, must be communicated by Notice of Termination to the other party, and must be given in accordance with Section 10.09 of this Agreement. For purposes of this Plan, a "Notice of Termination" means a written notice that:

      (i) indicates the specific termination provision in this Plan relied upon, and

      (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated, and

      (iii) if the date of termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice).

If the Participant or the Company fails to set forth in a Notice of Termination any additional fact or circumstance that contributes to a showing of Good Reason or Cause, but otherwise delivers a Notice of Termination in accordance with this Plan, such party will not be precluded from asserting the additional fact or circumstance in enforcing such party's rights hereunder.

      Annual Target Earnings shall mean a Participant's most recent base salary plus target short term incentive bonus approved by the Board. Annual Target Earnings for purposes of this Plan shall never be reduced.

      Beneficiary shall mean any person who is entitled to receive benefits from this Plan upon the death of a Participant as designated in the Joinder Agreement. If a Participant fails to name a Beneficiary, or if all of the primary and alternate Beneficiaries named by the Participant predecease the Participant, then the Beneficiary shall be the Participant's Spouse, and if the Participant does not have a Spouse, then the Beneficiary shall be the Participant's estate.

      Benefit Service -- see Section 4.02.

      Board shall mean the Board of Directors of Fortis.

      Business Combination means any reorganization, merger, share exchange or consolidation of a Person, or the sale or other disposition, directly or indirectly, of 50% or more of the net assets of a Person.

      Cause shall mean termination of a Participant's employment due to

      (i) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Employer (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or the Chief Executive Officer of


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Fortis that specifically identifies the manner in which the Board or Chief
Executive Officer believes that the Participant has not substantially performed the Participant's duties, or

      (ii) the willful engaging by the Participant in illegal or gross misconduct that is materially and demonstrably injurious to the Employer.

For purposes of this definition of "Cause," no act or failure to act on the part of the Participant shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Employer.

      Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

      Committee shall mean the Fortis, Inc. Supplemental Executive Retirement Plan Committee as it may be constituted from time to time.

      Comprehensive Benefit shall mean any amount payable to or on behalf of a Participant or his Spouse or Beneficiary under this Plan.

      Disability shall mean that the Participant becomes entitled to recover benefits under any group long-term disability plan or policy maintained by Fortis or its subsidiaries.

      Division means the business unit of the Company which is designated by the Committee from time to time as being as a Division for purposes of this Plan and within which the Participant works from time to time.

      Effective Date shall mean January 1, 1990. The effective date of this amendment and restatement is January 1, 2000.

      Employer shall mean Fortis or any subsidiary of Fortis which employs any Participant in this Plan.

      Fortis shall mean Fortis, Inc. and its corporate successors.

      Fortis Executive Retirement Plan shall mean the defined benefit portion of the Fortis, Inc. Executive Retirement and Profit Sharing Plan, a nonqualified, unfunded, deferred compensation plan, as it may be amended from time to time, or its successor plan.

      Fortis (B) means Fortis (B), a Belgian corporation, or any successor thereof.

      Fortis (NL) means Fortis (NL), N.V., a Netherlands corporation, or any successor thereof.


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      Fortis Retirement Plan shall mean the Fortis, Inc. Employees' Uniform
Retirement Plan, as it may be amended from time to time, or its successor plan.

      Good Reason means any of the following circumstances:

      (i) Diminution of Position. A material diminution in the Participant's position, authority, duties or responsibilities, not including a change in job title or reporting responsibilities.

      (ii) Reduction of Compensation. Any material reduction in the aggregate value of the Participant's annual base salary, short-term cash bonus target amount, long-term incentive plan target amount, and Company-provided benefits, all as in effect immediately prior to the Change in Control, or any failure by the Company to pay any such amounts to the Participant as earned by the Participant. An inadvertent failure by the Company to make any payment of compensation to the Participant that does not occur in bad faith and that is remedied by the Company promptly after the Company receives notice thereof from the Participant, is excluded from the definition of "Good Reason."

      (iii) Employment Location. The Company's requiring the Participant to be based at any location that is more than fifty (50) miles from the location at which the Participant is based immediately prior to the Change in Control.

In the event of a Change in Control as defined in Section 9.01(ii), (iii), or
(iv), any good faith determination of "Good Reason" made by the Participant shall be conclusive. In the event of a Change in Control as defined in Section 9.01(i), there shall be no such presumption in favor of the Participant's determination.

Notwithstanding the foregoing, "Good Reason" shall not exist until after (1) the Participant has given the Company written notice of the applicable event not later than 30 days after the occurrence of such event, specifying in reasonable detail the circumstances of the event and stating the Participant's intent to terminate his or her employment if not remedied, and (2) the Company has not remedied such event within 30 days after receipt of such notice; provided, however, that if the specified event reasonably cannot be remedied within such 30-day period, the Company commences reasonable steps within such 30-day period to remedy such event and diligently continues such steps thereafter until a remedy is effected, and the remedy is effected within 60 days after the Company's receipt of the Participant's notice, then such event shall not constitute "Good Reason."

Also notwithstanding the foregoing, "Good Reason" shall not exist if the Participant is offered employment with the Company or an affiliate thereof in a position other than with the Division, or if the Participant is offered employment with the Person that acquires the Division or any of such Person's affiliates, and in either case such offer of employment


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includes a position, compensation and employment location that are consistent with the requirements of clauses (i), (ii) and (iii) set out at the beginning of this definition of Good Reason.

      Joinder Agreement shall mean the written agreement by and between a Participant and Fortis which sets forth the Participant's Benefit Service, beneficiary designation, distribution option and special covenants with Fortis. Except as specifically indicated otherwise in this Plan, the Joinder Agreement shall take precedence over the Plan in the event of any conflict of terms.

      Participant shall mean any employee of Fortis or any of its subsidiaries who is designated as a Participant under Article Three.

      Person means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended).

      Plan shall mean the Fortis, Inc. Supplemental Executive Retirement Plan as set forth in its entirety in this document and any amendments thereto.

      Plan Year shall mean the calendar year.

      Social Security Benefit shall mean the annual primary insurance amount which will become payable to the Participant at (A) the earliest date the Participant could begin to receive old age benefits (whether or not reduced) under the Social Security Act, if the Participant commences receipt of benefits under this Plan prior to such date; or (B) the date the Participant actually commences receipt of benefits under this Plan, if the Participant commences receipt of benefits under this Plan after the earliest date he could begin to receive Social Security old age benefits (whether or not reduced), based on the Social Security Act in effect at the Termination Date, assuming

      (i) no future adjustments in benefits or the contribution and benefit base; and

      (ii) the Participant's compensation at the Termination Date remains in effect thereafter.

      Spouse shall mean the person who was married to the Participant (in a civil or religious ceremony recognized under the laws of the state where the marriage was contracted) on the date of the Participant's death.

      Termination Date shall mean the date on which the Participant terminates active employment with Fortis and all of its subsidiaries by reason of retirement, death, or other voluntary or involuntary termination.

      Vesting Service shall mean a Participant's Benefit Service, provided, however, that in no event shall a Participant be credited with Vesting Service for employment before he begins to participate in this Plan.


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      Defined terms in general. A defined term, such as "Disability", will normally govern the definitions of derivatives therefrom, such as "Disabled," even though such derivatives are not specifically defined and even if they are or are not initially capitalized. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Singular and plural nouns and pronouns shall be interchangeable as the factual context may allow or require. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provisions or Section. References to "Participants," "former Participants," "Beneficiaries" and "Spouses" shall include also those who may make claims through or on behalf of such persons.

                          ARTICLE THREE - PARTICIPATION

      To participate in this Plan, an Executive of Fortis or any of its subsidiaries must be nominated for participation herein by the Chief Executive Officer of Fortis and be approved by the Committee. However, at the next meeting of the Board following the nomination and approval of an executive's participation in this Plan, such nomination and approval shall be subject to review by the Board. Upon becoming eligible to participate, an executive must complete and execute a Joinder Agreement in a form satisfactory to the Committee.

                      ARTICLE FOUR - COMPREHENSIVE BENEFIT

      4.01 Comprehensive Benefit. Subject to the conditions stated in this Plan, when a Participant terminates employment with Fortis and all of its subsidiaries, the Participant shall be entitled to receive a benefit, referred to as the "Comprehensive Benefit," expressed as a single life annuity. The Comprehensive Benefit shall be equal to his Target Benefit, minus the sum of [his Qualified Plan Benefit, his Nonqualified Plan Benefit, and his Social Security Benefit], where:

            (i) Target Benefit. The Target Benefit is fifty percent (50%) of the Participant's Annual Target Earnings as of his Termination Date, multiplied by a fraction (not to exceed one), the numerator of which is the number of months of Benefit Service as of his Termination Date, and the denominator of which is two hundred forty (240). In other words, after twenty (20) years of Benefit Service, a Participant will earn a full fifty percent (50%) benefit under this Plan. If the Comprehensive Benefit commences prior to age 60, then the Target Benefit will be reduced on an Actuarially Equivalent basis to reflect early commencement from age 60 to the date the Comprehensive Benefit actually commences.

            (ii) Qualified Plan Benefit. The Qualified Plan Benefit is the amount of annual retirement income which is payable to or for the benefit of the Participant under the Fortis Retirement Plan.


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            (iii) Nonqualifed Plan Benefit. The Nonqualified Plan Benefit is the
            amount of annual retirement income which is payable to or for the benefit of the Participant under the Fortis Executive Retirement Plan.

            (iv) Social Security Benefit. The Social Security Benefit is defined in Article Two of this Plan.

A Participant's Comprehensive Benefit shall not change after the Participant's Termination Date except as provided in Section 4.04(b)(Social Security Offset).

      4.02 Calculation of Benefit Service. A Participant's Benefit Service begins on the date he begins active, full-time employment with Fortis or any of its subsidiaries, and ends on the date the Participant terminates employment with Fortis and all of its subsidiaries. For the first and last calendars months of the Participant's employment, active employment by the Participant with Fortis or any of its subsidiaries for any part of a calendar month is deemed to be a full month of Benefit Service. If a Participant was formerly employed by a company that is acquired by Fortis or any of its subsidiaries, then Benefit Service prior to the date of such acquisition shall be determined by the Committee in its sole discretion, and shall be recorded on the Participant's Joinder Agreement.

      4.03 Commencement of Comprehensive Benefit. The Participant's Comprehensive Benefit may commence at any time following the Participant's Termination Date, as elected by the Participant on his Joinder Agreement. A Participant may elect to change the date on which the Comprehensive Benefit will commence until one (1) year prior to the Participant's Termination Date. Any attempt to change such election during the one-year period before the Participant's Termination Date shall be null and void.

      4.04  Adjustment of Comprehensive Benefit in Certain Cases.

      (a) Form of Qualified Plan Benefit and/or Nonqualified Plan Benefit. The retirement income under the Fortis Retirement Plan and/or the Fortis Executive Retirement Plan shall be the amount, expressed as a single life annuity for the life of the Participant, that would be paid under the Fortis Retirement Plan and/or the Fortis Executive Retirement Plan as if benefits under each of those plans commenced as of the date the Comprehensive Benefit commenced. For this purpose, if either the Fortis Retirement Plan and/or the Fortis Executive Retirement Plan does not have actuarial reduction factors for benefits commencing before a certain time, then such reduction shall be done on an Actuarially Equivalent basis.

      (b) Timing of Social Security Benefit Offset. If a Participant begins to receive his Comprehensive Benefit before he is first eligible to receive a Social Security Benefit, then the amount of the Social Security Benefit offset described in Section 4.01(iv) shall be added to the Comprehensive Benefit until the Participant is first eligible


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to receive a Social Security Benefit, and at such time the Social Security
Benefit described in Section 4.01(iv) shall be subtracted from the Comprehensive Benefit.

      However, if the Participant elects a form of Comprehensive Benefit that the Committee determines is likely to have finished payment before the Social Security Benefit can be fully applied against the Comprehensive Benefit (such as a lump sum paid from this Plan paid before the Participant is eligible for a Social Security Benefit), then the Social Security Benefit shall be (i) calculated as though the Participant was eligible to receive his Social Security Benefit on the date he begins to receive payments from this Plan; and (ii) reduced on an Actuarially Equivalent basis from the date of Social Security eligibility to the date the Comprehensive Benefit commences hereunder.

      4.05  Vesting.

      (a) Three Percent Monthly Vesting after Second Anniversary of Participation in the Plan. A Participant shall be zero percent (0%) vested and have no right to a Comprehensive Benefit if the Participant terminates employment with Fortis and its subsidiaries before the second anniversary of the date the Participant commenced participation in the Plan. -Beginning on such second anniversary, the Participant shall thereafter become vested in his Comprehensive Benefit at the rate of three percent (3%) for each month of Benefit Service accrued thereafter, to a maximum vesting percentage of 100%.

      (b) Full Vesting upon Death. If a Participant dies prior to his termination of employment with Fortis and its subsidiaries, then the Participant's Beneficiary shall be entitled to the death benefit described in
Section 5.01 of this Plan regardless of whether or not the Participant was fully vested in his Comprehensive Benefit at the time of his death.

      (c) Forfeiture if Termination is for Cause. Notwithstanding anything to the contrary in this Section 4.05 of this Plan, if a Participant is terminated for Cause, then such Participant shall forfeit his entire Comprehensive Benefit hereunder.

      4.06 Disability. If a Participant becomes Disabled, then the following shall occur:

      (a) The Participant shall become 100% vested in his Comprehensive Benefit as of the date of his Disability.

      (b) The Participant may not begin to receive his Comprehensive Benefit until he ceases to receive disability income payments under the group long-term disability program maintained by the Employer.

      (c) The Participant shall continue to accrue Benefit Service so long as he continues to be Disabled, provided, however, that such Participant shall cease to accrue Benefit Service after he has accrued two hundred forty (240) months of Benefit Service.


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      (d)   Beginning with the first Plan Year after the Participant's
Disability, and continuing each Plan Year thereafter until the earlier of (i) the Plan Year in which the Comprehensive Benefit begins to be paid; or (ii) the Plan Year in which the Participant ceases to be Disabled, the Participant's Annual Target Earnings shall be increased by four percent (4%).

      (e) At the date the Participant's Comprehensive Benefit commences, then, in computing the Participant's Qualified Plan Benefit offset under Section 4.01(ii), Nonqualified Plan Benefit offset under Section 4.01(iii), and Social Security Benefit Offset under Section 4.01(iv), the Committee shall make a reasonable estimate of the Participant's Qualified Plan Benefit, Nonqualified Plan Benefit, and Social Security Benefit as of the date the Comprehensive Benefit commences.

      4.07 Participant's Covenants. Notwithstanding the other provisions of this Plan, if a Participant receiving or eligible to receive a Comprehensive Benefit under this Plan commits a material breach, as determined by the Committee, of his covenants given to Fortis in the Joinder Agreement concerning noncompetition, confidentiality, nonsolicitation of employees or nonsolicitation of customers, then the Participant shall cease to participate in the Plan as of the date of such breach and Fortis shall have no further obligation to make Comprehensive Benefit payments to the Participant or his Spouse or Beneficiary. At the next meeting of the Board following a determination by the Committee that a Participant has committed a material breach of his covenants in the Joinder Agreement, such determination by the Committee shall be subject to review by the Board.

      4.08 Special Provision if Participant's Termination Date occurs before January 1, 2002. If the Participant's Termination Date occurs after December 31, 1999, but before January 1, 2002, then the Participant shall be entitled to receive the greater of (i) his Comprehensive Benefit determined under this Plan as amended and restated effective January 1, 2000; or (ii) his benefit determined under the terms of this Plan as in effect on December 31, 1999. For purposes of computing the Participant's benefit under clause (ii) in the preceding sentence, the Committee shall apply all of the terms of the prior Plan, but using relevant data, such as Annual Earnings, Benefit Service, and so forth, determined as of the actual Termination Date, as those terms were defined in the Plan document preceding this Plan document. However, for purposes of applying clause (ii) in the first sentence of this Section, all aspects other than the computation of benefit, such as the form and timing of the payment of the benefit, shall be governed by this Plan as amended and restated effective January 1, 2000.

                          ARTICLE FIVE - DEATH BENEFIT

      5.01  Death of Participant Before Comprehensive Benefit Payments Commence.

      (a) If a Participant (married or unmarried at the time of his death) dies before his Comprehensive Benefit begins to be paid, then the Participant's Beneficiary shall be


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entitled to receive a survivor benefit. The survivor benefit shall be the
Participant's Comprehensive Benefit accrued to the date of his death under
Section 4.01.

      (b) The survivor benefit described in paragraph (a) above may, at the election of the Participant, be paid to the Beneficiary in either a lump sum payment or in a life annuity for the life of the survivor. If the benefit is paid in a lump sum, it shall be paid when determined by the Committee, but no later than one year following the date of the Participant's death. If the benefit is paid in a life annuity, the benefit shall begin as soon as practicable following the Participant's death, but not later than 120 days following the Participant's death, and shall end on the first day of the month coinciding with or immediately following the Beneficiary's death. If the Participant does not elect a form of payment under this paragraph (b), then the default form of payment shall be a lump sum.

      In either case, the amount of the survivor benefit shall be the Actuarial Equivalent of the Participant's Comprehensive Benefit accrued to the date of death. However, the survivor benefit shall be subject to the reductions described in Sections 4.01 and 4.04.

      5.02 Death of Participant After Comprehensive Benefit Payments Have Commenced. If a Participant dies after Comprehensive Benefit payments have begun, then the Participant's Beneficiary shall be entitled to only that death benefit, if any, that is payable in accordance with the payment form which was in effect at the time of the Participant's death.

                ARTICLE SIX - DEFAULT FORM OF PAYMENT AND OPTIONS

      6.01 Default Form of Payment. For all Participants who fail to elect a form of payment on a timely basis under the terms of this Plan, the default form of payment shall be a lump sum payment.

      6.02 Optional Forms of Comprehensive Benefit. A Participant may elect in the Joinder Agreement to have his Comprehensive Benefit paid in any optional benefit form permitted under the Fortis Retirement Plan from time to time. In each case, the optional form of benefit shall be the Actuarial Equivalent of a single life annuity for the life of the Participant.

      The Participant's initial election shall be made within thirty (30) days after becoming a Participant. A Participant may change such election until one
(1) year prior to the Participant's Termination Date; provided, however, that if the Participant makes a new election as to the optional benefit form and then becomes Disabled before the one year advance notice period described in the preceding sentence has expired, then such new election shall nevertheless be valid.

                         ARTICLE SEVEN - FUNDING POLICY

      7.01 Neither Fortis nor any of its subsidiaries shall be obligated to fund the payment of benefits hereunder. The funds necessary to pay benefits accrued under this


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Plan shall be paid from the general assets of the Employer. To the extent that any Participant, Spouse or Beneficiary acquires the right to receive payments under this Plan, such right shall be no greater than that of an unsecured general creditor of the Employer.

                   ARTICLE EIGHT - ADMINISTRATION OF THE PLAN

      8.01  Committee.

      (a) The Board or the designee of the Board shall appoint a Committee, the members of which shall serve at the pleasure of the Board or its designee and, except as otherwise provided in this Plan, shall have complete control of the administration of the Plan with all powers necessary to enable it to carry out properly the provisions of the Plan. The Chief Executive Officer of Fortis shall be the Chairman of the Committee.

      (b) In addition to all implied powers and responsibilities necessary to carry out the objectives of the Plan, the Committee shall have the power to construe the Plan and to determine all questions arising in the administration, interpretation and operation of the Plan and to adopt such rules and by-laws as it may find necessary for the proper administration, interpretation and operation of the Plan provided that all interpretations, determinations and decisions of the Committee in respect of any matter hereunder shall be final, conclusive and binding upon the Employer, Participants, and all other persons claiming any interest under the Plan, subject only to (i) the provisions of this Section regarding review by the Board, and (ii) the claims procedure described in Section 8.02.

      (c) The Committee shall have the authority to amend any Joinder Agreement to provide for an increased benefit to any Participant (including, without limitation, by crediting additional years of Benefit Service to the Participant, or by assuming that the Participant is a given number of years older than is actually the case).

      (d) If a member of the Committee is also a Participant in this Plan, and if an issue or action with respect to this Plan relates specifically and uniquely to such Participant, then such Participant shall take no part in the deliberations or decision concerning such issue or action.

      (e) Each material decision or action by the Committee (including an amendment to this Plan) shall be subject to review by the Board. Any decision or action by the Committee that relates specifically and uniquely to the Chief Executive Officer of Fortis shall be deemed to be a material decision or action.

      (f) Wherever this Plan provides that a decision or action of the Committee (material or otherwise) shall be subject to the review of the Board, then such decision or action shall be reported to the Board at the Board's next regular meeting, and such decision or action may be overruled or modified by the Board. If the Board takes no action with respect to any such decision or action, the decision or action shall be deemed to be approved. Until a decision or action subject to this paragraph has been reviewed by the Board, such decision or action shall have no legal effect.


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      8.02  Claims Procedure. Any Participant, Spouse, Beneficiary or authorized representative hereof, may file a claim for benefits under the Plan by submitting to the Committee a written statement describing the nature of the claim and requesting a determination of its validity under the terms of the Plan. Within 30 days after the date such claim is received by the Committee, it shall issue a ruling with respect to the claim. If the claim is wholly or partially denied, written notice shall be furnished to the claimant, that shall set forth in a manner calculated to be understood by the claimant:

      (i)   the specific reason or reasons for denial;

      (ii) specific reference to pertinent Plan provisions on which the denial is based;

      (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

      (iv)  an explanation of the claims review procedures.

      Any Participant, Spouse or Beneficiary (or his authorized representative) whose claim for benefits has been denied, may appeal such denial by resubmitting to the Committee a written statement requesting a further review of the decision within 60 days of the date the claimant receives notice of such denial. Such statement shall set forth the reasons supporting the claim, the reasons such claim should not have been denied, and any other issues or comments which the claimant deems appropriate with respect to the claim.

      If the claimant shall request in writing, the Committee shall make copies of the Plan documents pertinent to his claim available for examination by the claimant.

      Within 60 days after the request for further review is received, the Committee shall review its determination of benefits and the reasons therefor and notify the claimant in writing of its final decision. Such written notice shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based. The Committee's decision of the appeal may be reviewed by the Board, which shall have the right to overrule the Committee.

                        ARTICLE NINE - CHANGE IN CONTROL

      9.01 Definition of a Change in Control. "Change in Control" means and includes each of the following:


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
      (i) Any event that results in the Division no longer being controlled, directly or indirectly, by Fortis, Inc.; provided, however, that (1) a sale of the Division's investment assets in the ordinary course of business, including, without limitation, any sale of assets in connection with financial reinsurance, shall not be a Change in Control of the Division; (2) the liquidation, termination of operations, or other winding down of the Division shall not be a Change in Control of the Division; and (3) the final and binding determination of whether a Change of Control has occurred for purposes of this Section 9.01(i) shall be made by the Board of Directors of the Company acting in good faith.

      (ii) The acquisition by any Person of direct or indirect beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and including, without limitation, such beneficial ownership by means of owning any parent corporation of the Company) of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Current Securities"); provided, however, that for purposes of this Section 9.01(ii), the following acquisitions shall not constitute a Change in Control: (1) any acquisition by Fortis (NL), Fortis (B), or a Person who is as of January 1, 2000 the beneficial owner, directly or indirectly, of 50% or more of the Current Securities; (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person controlled by the Company; or (3) any acquisition by any Person pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (iii) of this Section 9.01.

      (iii) Consummation of a Business Combination of the Company, unless immediately following such Business Combination the following three conditions are met: (1) all or substantially all of the Persons who were the beneficial owners of the Current Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Current Securities immediately prior to such Business Combination; (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and
(3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial Business Combination agreement, or of the action of the Board providing for such Business Combination.

      (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, unless the Division has been transferred to some other Person controlled, directly or indirectly, by Fortis prior to such liquidation or dissolution.


      9.02 Certain Changes to Plan Upon a Change in Control. If (A) there is a Change in Control with respect to Fortis (as defined in Section 9.01(ii), (iii), or (iv)), or a Change in Control with respect to a Division (as defined in
Section 9.01(i)); and (B) a Participant has an Adverse Change in Circumstance within two (2) years following the Change in Control then, upon the Participant's termination of employment following such Adverse Change in
Circumstances:

      (i) the Participant shall become 100% vested immediately in his Comprehensive Benefit;

      (ii) the Participant shall be credited immediately with thirty-six (36) additional months of Benefit Service;

      (iii) the actuarial reduction for commencement of the Plan benefit prior to age 60 shall be calculated as though the Participant was thirty-six (36) months older than his actual age; and

      (iv) the Participant may have his Comprehensive Benefit paid following the Change in Control at a time and in an optional benefit form which is different from the time of commencement or optional benefit form otherwise elected by the Participant. A Participant may elect to change the date on which the Comprehensive Benefit will commence or the optional benefit form until one
(1) year prior to the Change in Control; provided, however, that any election made within 30 days after the Fortis Board approves this amended Section 9.02(iv) shall be valid.

      9.03 Right to Early Payment under Certain Circumstances. For a Participant who has an Adverse Change in Circumstances within two (2) years following a Change in Control, such Participant may, until the first anniversary of his termination of employment, elect to have the Actuarial Equivalent value of his or her Comprehensive Benefit paid in a single lump sum, regardless of the Participant's prior election regarding timing and form of benefits hereunder, and also regardless of whether or not payment of the Comprehensive Benefit has already commenced; provided, however, that the Actuarial Equivalent value of the Participant's Comprehensive Benefit shall reduced by the greater of (i) $100,000, or (ii) ten percent (10%) of the amount of such lump sum. The payment of such lump sum shall be made no later than thirty (30) days following the date the Committee receives the Participant's election to receive such lump sum payment. The right to accelerate distribution of the Comprehensive Benefit shall also be available to any Participant who terminated employment prior to the Change in Control but whose Comprehensive Benefit has not been fully paid as of the Change in Control, and in such case, (x) the right to accelerate shall be available until the first anniversary of the Change in Control, but (y) otherwise such acceleration shall be governed by the terms described in this Section 9.03 (including the forfeiture provision described in the first sentence of this Section).

                           ARTICLE TEN - MISCELLANEOUS

      10.01 Right to Amend and Terminate. The Committee reserves the right to modify, alter, amend, or terminate the Plan, at any time and from time to time, without notice, to any extent deemed advisable; provided, however, that no such amendment or termination shall (without the written consent of the Participant, if living, and if not, of the Participant's Spouse or other applicable Beneficiary) reduce the amount or delay the timing of payment of any retirement benefit, disability benefit, or survivor benefit under the Plan which has accrued with respect to the Participant or his Spouse or Beneficiary as of the date of such amendment or termination (regardless of whether or not such benefit is vested under Section 4.05 and regardless of whether or not such benefit is in pay status). For this purpose, the benefit that shall have accrued as of the date of a given amendment or date of termination shall be based on the Participant's Annual Target Earnings, Benefit Service, Vesting Service, and other applicable factors as of the date of such amendment or termination.

      10.02 Nonassignment of Benefits. The Comprehensive Benefit payable under the Plan shall not be subject in any manner to anticipation, assignment, garnishment or pledge and any attempt to anticipate, assign, garnish or pledge the same shall be void and no such benefits shall be in any manner liable for or subject to the debts, liabilities, engagements or torts of any Participant, Spouse or Beneficiary.

      10.03 Merger Of Employer. If Fortis and substantially all of its subsidiaries are acquired by, merged into, or sell substantially all of their assets to any other organization, the Plan shall not be automatically terminated, but instead shall be continued thereafter by such successor organization. All rights to amend, modify, suspend or terminate the Plan shall be transferred to the successor organization, effective as of the date of combination or sale.

      10.04 Release for Payment. Any payment to a Participant, Spouse or Beneficiary or to their legal representatives, in accordance with the provisions of this Plan, may be delayed by the Committee until such Participant, Spouse or Beneficiary or legal representative executes a receipt and release in such form as shall be determined by the Committee. However, any payment which is due to a Participant, Spouse, Beneficiary or legal representative shall be deemed received by such person for state and federal income tax purposes when due regardless of whether such person executes such receipt and release.

      10.05 No Right to Continued Employment. Nothing in this Plan shall be deemed to give any Participant the right to be retained in the service of the Employer or to deny the Employer any right it may have to discharge him at any time.

      10.06 Construction. To the extent not preempted by federal law, the Plan shall be governed by and construed in accordance with the laws of the State of New York.

      10.07 Severability. The invalidity and unenforceability of any particular provision of this Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted or modified so as to cure such defect.

      10.08 Guarantee. If the form of payment to a Participant or Beneficiary is scheduled to provide payments over a period of more than one (1) year, and if at the time such payments commence Fortis is not subject to a pending proceeding as a debtor under the United States Bankruptcy Code, then Fortis Insurance Holding NV hereby guarantees the payment of each and every benefit to such Participant or Beneficiary under this Plan, and such guarantee shall be unconditional, legally binding, and irrevocable.

      10.09 Notices. All notices and other communications made pursuant to this Agreement must be in writing and must be given by hand delivery, or by certified mail, return receipt requested, or by overnight courier, or by telecopy with a confirmation copy sent by either overnight courier or first-class mail, and addressed as follows:

            If to the Participant, then to the Participant's last known address.

            If to the Company:

            Fortis, Inc.
            One Chase Manhattan Plaza
            41st Floor
            New York, NY 10005
            Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance with this Section. Notice and communications shall be effective when actually received by the addressee.

                         [document continues next page]

      IN WITNESS WHEREOF, Fortis, Inc. and Fortis Insurance Holding NV (the latter solely for purposes of the guarantee set forth at Section 10.08) have caused this Plan to be signed by each of their duly authorized officers on the date shown below, but effective as of January 1, 2000.

                                         FORTIS, INC.

                                         By: /s/ J. Kerry Clayton
                                            ------------------------------------
                                         Title: President
                                               ---------------------------------
Attest: /s/ Jerome A. Atkinson

Title: Secretary and SVP
      -----------------------------------

                                         FORTIS INSURANCE HOLDING NV

                                         By: /s/ H.J. Hielkema
                                            ------------------------------------
                                         Title: Director
                                               ---------------------------------
Attest: /s/ Kees Rutten

Title:  Director
      -----------------------------------

                              AMENDMENT NUMBER ONE
                               TO THE FORTIS, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      THIS AMENDMENT to the Fortis, Inc. Supplemental Executive Retirement Plan, as amended and restated effective as of January 1, 2000 (the "Plan"), is adopted by Fortis, Inc. (the "Company") effective as of January 1, 2003.

                              W I T N E S S E T H :

      WHEREAS, pursuant to Section 10.01 of the Plan, the Fortis, Inc. Supplemental Executive Retirement Plan Committee (the "Committee") has reserved the right to modify or amend the Plan at any time.

      NOW, THEREFORE, the Committee hereby amends the Plan as follows:

                                       1.

            The definition of "Fortis Retirement Plan" in Article Two is revised to read as follows:

      "Fortis Pension Plan shall mean the Fortis Pension Plan, as it may be amended from time to time, or its successor plan."

                                       2.

            Section 4.01 is revised to read as follows:

            "4.01 Comprehensive Benefit. Subject to the conditions stated in this Plan and the Joinder Agreement, when a Participant terminates employment with Fortis and all of its subsidiaries, the Participant shall be entitled to receive a benefit, referred to as the 'Comprehensive Benefit,' expressed as a single life annuity. The Comprehensive Benefit shall be equal to (i) his Target Benefit minus the sum of (ii) his Qualified Plan Benefit, (iii) his Nonqualified Plan Benefit, (iv) his Social Security Benefit and (v) Other Benefit, if any, where:

                  (i) Target Benefit. The Target Benefit is fifty percent (50%) of the Participant's Annual Target Earnings as of his Termination Date, multiplied by a fraction (not to exceed one), the numerator of which is the number of months of Benefit Service as of his Termination Date, and the denominator of which is two hundred forty (240). In other words, after twenty (20) years of Benefit Service, a Participant will earn a full fifty percent (50%) benefit under this Plan. If the Comprehensive Benefit commences prior to age 60, then the Target Benefit will be reduced on an Actuarially Equivalent basis to reflect early commencement from age 60 to the date the Comprehensive Benefit actually commences.

                  (ii) Qualified Plan Benefit. The Qualified Plan Benefit is the amount of annual retirement income which is payable to or for the benefit of the Participant under the Fortis Pension Plan.

                  (iii) Nonqualified Plan Benefit. The Nonqualified Plan Benefit
                        is the amount of annual retirement income which is payable to or for the benefit of the Participant under the Fortis Executive Retirement Plan.

                  (iv) Social Security Benefit. The Social Security Benefit is defined in Article Two of this Plan.

                  (v) Other Benefit. The amount of any other benefit that is payable to or for the benefit of the Participant as specified in his Joinder Agreement.

                  A Participant's Comprehensive Benefit shall not change after the Participant's Termination Date except as provided in
                  Section 4.04(b)(Social Security Offset)."

                                       3.

                  Section 4.04(a) is revised to read as follows:

            "(a) Form of Qualified Plan Benefit and/or Nonqualified Plan Benefit. The retirement income under the Fortis Pension Plan and/or the Fortis Executive Pension and 401(k) Plan shall be the amount, expressed as a single life annuity for the life of the Participant, that would be paid under the Fortis Pension Plan and/or the Fortis Executive Pension and 401(k) Plan as if benefits under each of those plans commenced as of the date the Comprehensive Benefit commenced. For this purpose, if either the Fortis Pension Plan and/or the Fortis Executive Pension and 401(k) Plan does not have actuarial reduction factors for benefits commencing before a certain time, then such reduction shall be done on an Actuarially Equivalent basis."

                                       4.

                  Section 5.01(b) is revised to read as follows:

            "(b) If the Participant names his or her surviving spouse as the Participant's Beneficiary, then the survivor benefit described in paragraph (a) above may, at the election of the Participant, be paid to the surviving spouse in either a lump sum payment or in a life annuity for the life of the surviving spouse. If the Participant does not name his or her surviving spouse as the Participant's Beneficiary, or if the Participant does not have a surviving spouse at the time of the Participant's death, then the survivor benefit described in paragraph (a) shall be paid to the Beneficiary in a lump sum payment. If the benefit is paid in a lump sum, it shall be paid when determined by the Committee, but no later than one year following the date of the Participant's death. If the benefit is paid in a life annuity, the benefit shall begin as soon as practicable following the Participant's death, but not later than 120 days following the Participant's death, and shall end on the first day of the month coinciding with or immediately following the Beneficiary's death. If the Participant does not elect a form of payment under this paragraph (b), then the default form of payment shall be a lump sum. In either case, the amount of the survivor benefit shall be the Actuarial Equivalent of the Participant's Comprehensive Benefit accrued to the date of death. However, the survivor benefit shall be subject to the reductions described in Sections 4.01 and 4.04."

                                       5.

                  Section 5.02 is revised to read as follows:

            "5.02 Death of Participant After Comprehensive Benefit Payments Have
                  Commenced. If a Participant dies after Comprehensive Benefit payments have begun, and the Beneficiary who is entitled to death benefits under this Section 5.02 is the Participant's surviving spouse, then the Participant's Beneficiary shall be entitled to that death benefit, if any, that is payable after the Participant's death in accordance with the payment form which was in effect at the time of the Participant's death. If a Participant dies after Comprehensive Benefit payments have begun, and the Beneficiary who is entitled to death benefits under this Section 5.02 is not the Participant's surviving spouse, then the death benefit, if any, that is payable after the Participant's death in accordance with the payment form which was in effect at the time of the Participant's death shall be commuted on an Actuarially Equivalent basis to present value, single sum amount, and such single sum shall be paid to the Participant's Beneficiary."

                                       6.

                  Section 6.02 is revised to read as follows:

            "6.02 Optional Forms of Comprehensive Benefit. A Participant may
                  elect in the Joinder Agreement to have his Comprehensive Benefit paid in any optional benefit form permitted under the Fortis Pension Plan from time to time. In each case, the optional form of benefit shall be the Actuarial Equivalent of a single life annuity for the life of the Participant."

                                       7.

                  Section 8.02 is revised to read as follows:

            "8.02 Claims Procedure. Any Participant, Spouse, Beneficiary or
                  authorized representative hereof, may file a claim for benefits under the Plan by submitting to the Committee a written statement describing the nature of the claim and requesting a determination of its validity under the terms of the Plan. Within 90 days after the date such claim is received by the Committee, it shall issue a ruling with respect to the claim. If the claim is wholly or partially denied, written notice shall be furnished to the claimant, that shall set forth in a manner calculated to be understood by the claimant:

                  (i)   the specific reason or reasons for denial;

                  (ii) specific reference to pertinent Plan provisions on which the denial is based;

                  (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (iv)  an explanation of the claims review procedures.

                  Any Participant, Spouse or Beneficiary (or his authorized representative) whose claim for benefits has been denied, may appeal such denial by resubmitting to the Committee a written statement requesting a further review of the decision within 60 days of the date the claimant receives notice of such denial. Such statement shall set forth the reasons supporting the claim, the reasons such claim should not have been denied, and any other issues or comments which the claimant deems appropriate with respect to the claim.

                  If the claimant shall request in writing, the Committee shall make copies of the Plan documents pertinent to his claim available for examination by the claimant.

                  Within 60 days after the request for further review is received, the Committee shall review its determination of benefits and the reasons therefor and notify the claimant in writing of its final decision. Such written notice shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based.

                  Any suit for benefits must be brought within one year after the date the Committee has made a final denial of a claim for benefits. Notwithstanding any other provision of the Plan to the contrary, any suit for benefits must be brought within two years after (a) in the case of any lump-sum payment, the date on which the payment was made; (b) in the case of an annuity payment or installment payment, the date of the first payment in the series of payments; or (c) for all other claims, the date on which the action complained of occurred."

                                    * * * * *

                  Except as amended herein, the Plan shall continue in full force and effect.

                            [Signature on next page]

      IN WITNESS WHEREOF, the Company has caused this Amendment to be executed effective as of the date indicated above.

                                       FORTIS, INC. SUPPLEMENTAL
                                       EXECUTIVE RETIREMENT PLAN COMMITTEE

                                       By: /s/ J. Kerry Clayton
                                          --------------------------------------
                                       Title: President and CEO
                                             -----------------------------------